Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerome H. Kern, Interim Chief Executive Officer of Playboy Enterprises, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2008 of Playboy Enterprises, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 20, 2009	/s/ Jerome H. Kern
	Name:	Jerome H. Kern
	Title:	Interim Chief Executive Officer